Exhibit 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

           In connection with the Annual Report on Form 20-F of Orckit Communications Ltd. (the "Company") for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Uri Shalom, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that:
            (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
            (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 15, 2012

By:	/s/ Uri Shalom
Uri Shalom, Chief Financial Officer